Exhibit 10.5

                                                          Agreement No. 96-0155A

                         AMENDMENT TO LICENSE AGREEMENT

     This Amendment to License Agreement ("Amendment") is made effective as of the 31st day of October, 1996, by and between the Wisconsin Alumni Research Foundation ("WARF"), a nonstock, nonprofit Wisconsin corporation, and Discovery Laboratories, Inc. ("Discovery"), a corporation organized and existing under the laws of Delaware.

     WHEREAS, WARF and Discovery entered into a license agreement effective September 6, 1996 (the "Agreement");

     WHEREAS, the parties would like to amend the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the mutual promises set forth below and in the Agreement, the parties agree as follows:

     1. Section 2C of the Agreement is amended to read as follows:

          C. Option.

          WARF hereby grants Discovery an option to expand the Licensed Territory on a country by country basis to include all countries of the world except Japan by paying the appropriate option fees on the schedule set forth in Section 3C of this Agreement.

     2. Section 3C(iii) of the Agreement is deleted and replaced with:

          (iii) Discovery agrees to pay to WARF option fees as set forth below for the addition of Argentina, Spain, Portugal and Korea to the Licensed
     Territory:

     Country                                           Option Fee
     -------                                           ----------
     Argentina                                         $ 10,000
     Spain                                             $ 170,000
     Portugal                                          $ 50,000
     Korea                                             $ 15,000

     Upon payment of each option fee above, the Licensed Territory shall be expanded to include the associated country. Upon payment of the fourth and final option fee set forth above, the Licensed Territory shall be expanded to include all countries of the world except Japan. Such fees shall be paid prior to commencement of any Product development in such countries. But in no event may the option fees under this Section 3C(iii) be made later than January 1, 2002. In addition, any reference to Section 3C(iii) contained in
     Section 9 is hereby deleted.




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     3. Section O. of Appendix A of the Agreement is amended to read as follows:

          "Licensed Territory" shall be limited to the Western Hemisphere (which shall mean the half of the earth including North America, Latin America and South America) but may be expanded on a country by country basis to include all of the countries of the world except Japan pursuant to Section 3C of this Agreement.

     4. All other forms and conditions of the Agreement shall remain the same.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

 By:                                                 Date:       , 19
    -----------------------------------------------       -------    --
     Richard H. Leazer, Managing Director

DISCOVERY LABORATORIES, INC.

 By:                                                 Date:       , 19
    -----------------------------------------------       -------    --
 Name and Office:
                 ------------------------------------------------------

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Approved in form only for execution (not a signatory to this agreement):

/s/ Elizabeth L.R. Donley               Oct. 31, 1996
-------------------------------    ----------------------
Elizabeth L.R. Donley, Esq.
Quarles & Brady




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